UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 30, 2008

STAAR Surgical Company

(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable

 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 30, 2008, STAAR Surgical Company (the “Company”) published a press release reporting its financial results for the quarter ended June 27, 2008 (the Press Release”), a copy of which is attached to this Report as Exhibit 99.1 and is incorporated herein by this reference.

Following the publication of the Press Release, the Company became aware that the effect of changes in currency on results for the relevant periods had been overstated. Specifically, the Company determined that of the Company’s $5.7 million increase in revenue reported for the second quarter of 2008, changes in currency accounted for only $1.1 million of the increase rather than the $1.5 million reported in the Press Release. Similarly, of the $8.8 million increase in revenue reported for the first half of 2008, changes in currency accounted for only $1.9 million of the increase rather than $2.7 million reported in the Press Release. The foregoing changes will be reflected in the Company’s forthcoming Quarterly Report on Form 10-Q and the interim unaudited financial statements as of June 27, 2008 and for the three month and six month periods then ended.

Item 7.01 Regulation FD Disclosure.

On July 30, 2008 the Company held a conference call to discuss the financial results for the quarter ended June 27, 2008. An archive of the webcast of the conference call has been posted on the Company's website at www.staar.com. A transcript of the conference call is furnished as Exhibit 99.2 to this report and is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 5, 2008	STAAR Surgical Company By:/s/ Deborah Andrews Name: Deborah Andrews Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of the Company dated July 30, 2008
99.2	Transcript of conference call held July 30, 2008.